     2. SHAREHOLDER VOTES. During the fiscal year ended June 30, 2008, action was taken by the shareholders of the Portfolios, as follows:

     SPECIAL MEETING OF THE SHAREHOLDERS

     A special meeting of shareholders of the Small Cap Portfolio and the International Portfolio was held on May 30, 2008. At the May 30, 2008 meeting shareholders voted and approved certain new portfolio management agreements between the Trust and each of: Artisan Partners Limited Partnership and Capital Guardian Trust Company, with respect to the International Portfolio; and Franklin Portfolio Associates LLC, IronBridge Capital Management LLC and Sterling Johnston Capital Management, LP with respect to the Small Cap Portfolio (each a "Specialist Manager") (each a "New Agreement"). These New Agreements were approved by shareholders on May 30, 2008 and replace the former performance-based fee arrangements for each of the Specialist Managers noted above with a more traditional asset-based fee arrangement. The results of the May 30, 2008 meeting are presented below:

1. To approve or disapprove a new portfolio management agreement between the Trust, on behalf of the International Portfolio, and Capital Guardian Trust Company; and

                                                       % of                  % of
                           Record Date                 Total                Votes in
Portfolio                    Shares     Shares Voted  Shares  For Proposal   Favor
------------------------  ------------  ------------  ------  ------------  --------
The International Equity
   Portfolio               143,150,201   99,549,858   69.54%   99,549,858   100.00%

2. To approve or disapprove a new portfolio management agreement between the Trust, on behalf of the International Portfolio, and Artisan Partners Limited Partnership.

                                                       % of                  % of
                           Record Date                 Total                Votes in
Portfolio                    Shares     Shares Voted  Shares  For Proposal   Favor
------------------------  ------------  ------------  ------  ------------  --------
The International Equity
   Portfolio               143,150,201   99,549,858   69.54%   99,549,858    100.00%

3. To approve or disapprove a new portfolio management agreement between the Trust, on behalf of the Small Cap Portfolio, and Sterling Johnston Capital Management, Inc.;

                                                       % of                  % of
                           Record Date                 Total                Votes in
Portfolio                    Shares     Shares Voted  Shares  For Proposal   Favor
------------------------  ------------  ------------  ------  ------------  --------
The Small Capitalization
   Equity Portfolio        50,559,387    34,292,772   67.83%  34,292,772     100.00%

4. To approve or disapprove a new portfolio management agreement between the Trust, on behalf of the Small Cap Portfolio, and Franklin Portfolio Associates LLC; and

                                                       % of                  % of
                           Record Date                 Total                Votes in
Portfolio                    Shares     Shares Voted  Shares  For Proposal   Favor
------------------------  ------------  ------------  ------  ------------  --------
The Small Capitalization
   Equity Portfolio        50,559,387    34,292,772   67.83%   34,292,772    100.00%

5. To approve or disapprove a new portfolio management agreement between the Trust, on behalf of the Small Cap Portfolio, and IronBridge Capital Management, Inc.

                                                       % of                  % of
                           Record Date                 Total                Votes in
Portfolio                    Shares     Shares Voted  Shares  For Proposal   Favor
------------------------  ------------  ------------  ------  ------------  --------
The Small Capitalization
   Equity Portfolio        50,559,387    34,292,772   67.83%   34,292,772    100.00%

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